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                              SETTLEMENT AGREEMENT
                              AND RELEASE OF CLAIMS

         This Settlement Agreement and Release of Claims ("Agreement") dated as of December 1, 1999, is made and entered into by JNC OPPORTUNITY FUND, LTD., a Cayman Islands company ("JNC"), and AURA SYSTEMS, INC., a Delaware company (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company has previously issued to JNC a Convertible Debenture dated June 27, 1997, in the original principal amount of $4,000,000 (the "Convertible Debenture") pursuant to a certain Securities Purchase Agreement between JNC and the Company dated as of June 27, 1997, as amended by an agreement dated as of November 21, 1997 (the Securities Purchase Agreement, as amended is referred to herein as the "Purchase Agreement"), and has issued Warrants ("Warrants") to JNC, which Convertible Debenture and Warrants are presently owned by JNC; and

         WHEREAS, on October 21, 1998, JNC filed a Complaint against the Company, entitled JNC Opportunity Fund v. Aura Systems, Inc. (CA98-595) (the "Action"), seeking damages of not less than $3,584,983 arising out the alleged breach of the Purchase Agreement by the Company; and

         WHEREAS, the parties desire to enter into this Agreement in order to terminate the Action and to provide for (i) a cash payment by the Company to JNC of $430,000, (ii) the issuance to JNC of Three Million Five Hundred Thousand (3,500,000) shares of the Company's Common Stock (the "Shares") pursuant to the Convertible Debenture, (iii) the issuance by the Company to JNC of a warrant, in the form attached hereto, entitling JNC from time to time to purchase One
Hundred Thirteen Thousand (113,000) shares of Company's Common Stock at an exercise price of $0.375 per share (the "Settlement Warrant"), and (iv) the surrender and cancellation of the Convertible Debenture and the Warrants; and

         WHEREAS, contemporaneously with the execution of this Agreement the parties are entering into an Escrow Agreement (the "Escrow Agreement") with Robinson Silverman Pearce Aronsohn & Berman LLP, as escrow agent ("Escrow Agent") to facilitate the consummation of the transactions contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed by and between the parties as follows:


         1. The Exchange. Within three business days of the date of execution of this Agreement, the parties shall deliver to the Escrow Agent, 1290 Avenue of the Americas, New York, NY 10104, to hold in escrow pending the consummation of the exchange contemplated by this Section 1, the following: (A) the Company shall deliver (i) a stock certificate evidencing the Shares, which are being issued as a partial conversion of the Debenture, registered in the name of JNC, free and clear of any restrictive legends, together with a legal opinion to the effect that such shares have been validly issued and may be resold under Rule 144 promulgated under the Securities Act of 1933 and a certification that such opinion has been accepted by the transfer agent for the Common Stock for such purchase, (ii) the sum of Four Hundred Thirty Thousand Dollars ($430,000) (the "Cash Payment"), in immediately available funds to the account specified prior thereto for such purpose by Escrow Agent, (iii) the Settlement Warrant, registered in the name of JNC, and (iv) two executed originals of this Agreement; and (B) JNC shall deliver (i) the Convertible Debenture and Warrant, and (ii) two executed originals of this Agreement.

         2. Closing. Subject to and in accordance with the Escrow Agreement, Escrow Agent shall notify each of the Company and JNC when it shall have received all of the items required to have been delivered by the parties pursuant to Section 1 (each a "Closing Item," and collectively, the "Closing Items"). Promptly thereafter, Escrow Agent shall deliver without liability or other risk to any party, which is hereby waived, (A) to the Company: the Convertible Debenture, the Warrant and one executed original of this Agreement and (B) to or as directed by JNC: the Cash Payment, the Settlement Warrant, the Shares (and the related Rule 144 opinion) and one executed original of this Agreement (the date that all of the Closing Items are received is the "Closing Date"). JNC agrees that within two business days of the Closing Date it will cause the Action to be dismissed with prejudice. If Escrow Agent shall not have received all of the Closing Items in satisfactory form and when required under this Agreement, this Agreement may be terminated by the non-defaulting party as if it never existed and Escrow Agent's sole duties and obligations shall be as set forth in the Escrow Agreement


         3. Warranties of JNC. JNC represents and warrants to the Company as follows:

                         (a) Authorization;  Enforcement.  JNC has all requisite
                    power and authority to enter into and perform this Agreement and to consummate the exchange contemplated hereby. This Agreement has been duly and validly authorized by JNC. This Agreement has been duly executed by JNC and upon full delivery of the Closing Items will constitute the valid and binding obligation of JNC enforceable against it in accordance with its terms.

                         (b) Information; Acknowledgment of Risk. The Company has furnished JNC and its advisors, if any, with all materials relating to the business, finances and operations of the Company which have been requested by JNC and its advisors. JNC has been afforded the opportunity to ask questions of the Company and has received satisfactory answers to such questions concerning the terms of the securities offered, sold or exchanged hereby. JNC is aware that the Shares and the Settlement Warrant are speculative, that an investment in the Company involves a high degree of risk, that it may lose its entire investment and JNC can afford to bear the risks of an investment in the Company. JNC is a sophisticated investor with considerable experience in investments of this nature. JNC acknowledges that the Company makes no representations or warranties with respect to the Company, the Shares or the Settlement Warrant other than those representations or warranties set forth in this Agreement, and JNC has in no way relied upon any other statement made or information provided by the Company.


                         (c)   Accredited   Investor.   JNC  is  an  "accredited
                    investor"   within  the  meaning  of  Regulation  D  of  the
                    Securities Act of 1933 (the "Securities Act").

                         (d) Non-Affiliate Status. JNC is not presently or at any time within the past three months, and on the Closing Date will not be, an "affiliate" of the Company as such quoted term is defined in the Securities Act.

         4. Warranties of the Company. The Company represents and warrants to JNC as follows:

                         (e) (a) Authorization; Enforcement. The Company has all
                    requisite power and authority to enter into and perform this Agreement and to consummate the exchange contemplated hereby. This Agreement has been duly and validly authorized by the Company. This Agreement has been duly executed by the Company and upon full delivery of the Closing Items will constitute the valid and binding obligation of the Company enforceable against it in accordance with its terms.


                    (b) Ownership of Shares. On the Closing Date the Shares, when delivered to JNC in accordance with the terms of this Agreement (i) will be free and clear of any security interests, liens, claims or other encumbrances, (ii) will have been duly and validly authorized and delivered, fully paid and nonassessable and will be valid and binding obligations of the Company, (iii) will not have been, individually and collectively, issued or sold in violation of any preemptive or other similar rights of the holders of any securities or obligations of the Company, (iv) will not subject the JNC to personal liability by reason of being a shareholder, and (v) will be eligible for sale under Rule 144(k) of the Securities Act.

                    (c) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the exchange contemplated hereby do not and will not (i) conflict with or violate any provision of the company's certificate of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation (with or without notice, lapse of time or both ) of, any agreement or other obligation of the Company, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations).

                    (d) Filing, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court, other governmental authority, person or entity in connection with the execution, delivery and performance by the Company of this Agreement other than the filing of a Form D pursuant to the Securities Act of 1933.

                    (e) Other Arrangements. The Company has negotiated settlements with certain of its investors in connection with a general restructuring of the Company by such investors, i.e. RGC International Investors, LDC ("RGC"), and the investors represented by HW Partners, L.P. The Company has not yet reached an agreement with the Isosceles Fund. Schedule One to this Agreement sets forth the amount of cash and securities issued or proposed to be issued to RGC and HW Investors, L.P. The Company understands that the accuracy and completeness of this representation and warranty is a material inducement to JNC's willingness to enter into this Agreement.

         5. Release by JNC. Effective as of the Closing Date JNC, for itself and for its employees, agents, predecessors and successors-in-interest, hereby irrevocably and unconditionally releases and forever discharges the Company and each of its subsidiaries, and each of their respective officers, directors, employees, agents, attorneys, and shareholders, former officers, directors, and employees, agents, attorneys and shareholders, predecessors, and successors-in-interest and each of them from any and all claims, causes of action, demands, damages, attorneys fees, or charges of whatever kind or nature known or unknown, suspected or unsuspected, fixed or contingent, which they now have, own, hold, or claim to have, or claim to own, or which they at any time, heretofore had, owned, held, or claimed to have or claimed to own, from the beginning of the world through the date of this Agreement, including claims arising out of the Action.


         6. Release by the Company. Effective as of the Closing Date the Company, for itself, its subsidiaries and for its and their respective employees, agents, predecessors and successors-in-interest, hereby irrevocably and unconditionally releases and forever discharge JNC and each of its officers, directors, employees, agents, attorneys, and shareholders, former officers, directors, and employees, agents, attorneys and shareholders, predecessors, and successors-in-interest and each of them from any and all claims, causes of action, demands, damages, attorneys fees, or charges of whatever kind or nature known or unknown, suspected or unsuspected, fixed or contingent, which they now have, own, hold, or claim to have, or claim to own, or which they at any time, heretofore had, owned, held, or claimed to have or claimed to own, from the beginning of the world through the date of this Agreement, including claims arising out of the Action.

4. 7. Effect of General Release.It is the intention of the parties that this Agreement shall be effective as a full and final accord and satisfactory relief of each and every matter as specifically or generally referred to. In furtherance of that intention, the parties hereby acknowledge that they are familiar with Section 1542 of the California Civil Code which provides as follows:

                    "A general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." The parties hereby waive and relinquish all rights and benefits which they have or may have up to the date of this Agreement under Section 1542 of the California Civil Code or the law of any other state or jurisdiction to the same or similar affect to the full extent that they may lawfully waive all such rights and benefits pertaining to the subject matter of this Agreement.

         8. Subsequent Discoveries. The parties acknowledge that there is a risk that subsequent to the execution of this Agreement, they will discover facts, which are unknown or unanticipated at the time this Agreement is executed, which if known by them on a date that this Agreement is executed, may have materially affected their decisions to execute this Agreement. The parties expressly assume the risk of discovery of such unknown and unanticipated facts and that this Agreement shall be fully valid notwithstanding the discovery of any such facts.

         9. No Assignment of Claims. Each party represents and warrants that they have not assigned or otherwise transferred or subrogated any interest in any claims which are the subject matter hereto.

         10. Covenant Not to Sue. The parties covenant and agree not to sue or bring any action, whether federal, state, or local, judicial or administrative, now or at any future time, against each other or any of the released parties, with respect to any claim released hereby. The parties represent and warrant and represent that they have not commenced any such action or proceeding as of the execution date of this Agreement except the Action.

         11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs, administrators, executors, successors, and the assignees of each of the parties.

         12. Miscellaneous. Whenever this Agreement so requires, the singular number shall include the plural, the plural shall include the singular, and the masculine gender shall include the feminine and neuter genders.

         13. Severability. If any portion of this Agreement shall be held to be illegal or invalid by a court of competent jurisdiction, the validity of the remainder of this Agreement shall not be affected.

         14. Entire Agreement. This Agreement and the agreements referenced herein memorializes and constitutes the entire Agreement and understanding between the parties and supersedes and replaces all prior negotiations, proposed Agreements and Agreements whether written or unwritten. Each of the parties to this Agreement acknowledges that no other party nor any agent or attorney of any other party has made any promise, representation, or warranty whatsoever, express or implied, which is not expressly contained in this Agreement. Each party further acknowledges that it has not executed this Agreement in reliance upon a collateral promise, representation, or warranty.

         15. Governing Law. This Agreement shall be deemed to have been made in the State of California and shall, for all purposes be governed by and construed exclusively in accordance with the laws thereof, regardless of where any court action or proceeding is brought in connection with this Agreement.

         16. Counterparts. This Agreement may be executed in two or more counterparts, and an executed facsimile copy or counterpart shall be binding and enforceable in the same manner as the original.

[REMAINER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS THEREOF, the parties have executed this Agreement effective as of the date first written above.

AURA SYSTEMS, INC.


By:____________________________
      Zvi Kurtzman, CEO


JNC OPPORTUNITY FUND, LTD.


By:____________________________
       Name:
       Title:

Schedule One

RGC International Investors, LDC:

Five Million Dollars ($5,000,000) Cash,
One Million (1,000,000) Warrants exercisable at $.037 per share, An additional Five Hundred Thousand (500,000) Warrants to be issued
  If HW Partners, LP receives a more favorable settlement, in exchange for three Unsecured convertible notes and outstanding warrants.
Three Million Dollar ($3,000,000) Secured Note modified to eliminate all accrued interest and convertibility feature, and payment terms changed to 8% interest, amortized over three years.


HW Partners, LP:

Three Million Dollars ($3,000,000) cash,
1,111,111 shares of Common Stock,
and new secured Note in the principal amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000), interest only at 8%, principal due and payable in three years, no conversion right unless the company is in default, in which case the conversion price is $0.60, which Note is prepayable at a discount, initially
20%, declining on a straight line basis over the life of the Note; Issued in exchange for outstanding Note and outstanding Warrants.